UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 29, 2010

Winmark Corporation

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-22012	41-1622691
(Commission File Number)	(I.R.S. Employer Identification Number)

605 Highway 169 North, Suite 400, Minneapolis, Minnesota 55441

(Address of Principal Executive Offices)  (Zip Code)

(763) 520-8500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                             Regulation FD Disclosure

On June 29, 2010, Winmark Corporation (“Company”) announced in a press release that it will redeem all of its outstanding Renewable Unsecured Subordinated Notes.  The redemption is anticipated to occur on July 30, 2010 at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest up to the redemption date.  All interest due on the Notes will cease to accrue on and after the redemption date.    A copy of the press release is attached as Exhibit 99.1 of this Current Report on Form 8-K.

Item 8.01                                             Other Events

On June 29, 2010, Winmark Corporation (“Company”) announced in a press release that it will redeem all of its outstanding Renewable Unsecured Subordinated Notes.  The redemption is anticipated to occur on July 30, 2010 at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest up to the redemption date.  All interest due on the Notes will cease to accrue on and after the redemption date.    A copy of the press release is attached as Exhibit 99.1 of this Current Report on Form 8-K.

Item 9.01                                             Financial Statements and Exhibits

(d)                                 Exhibits

99.1                           Press Release dated June 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINMARK CORPORATION

WINMARK CORPORATION

Date: June 30, 2010	By:	/s/ Anthony D. Ishaug
Anthony D. Ishaug
Chief Financial Officer and Treasurer

EXHIBIT INDEX

to

Form 8-K

Winmark Corporation

Exhibit Number	Exhibit Description

99.1	Press Release dated June 29, 2010